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                                                                    Exhibit 99.1
                                                                    ------------

                    FORM OF WRITTEN COMPENSATION AGREEMENT

                         EQUINIX, INC. 1998 STOCK PLAN

                         NOTICE OF STOCK OPTION GRANT

        You have been granted the following option to purchase Common Stock of Equinix, Inc. (the "Company"):

        Name of Optionee:                       ""Optionee""

        Total Number of Shares Granted:         ""TotalShares""

        Type of Option:                         ""OptionType""

        Exercise Price Per Share:               ""Price""

        Date of Grant:                          ""GrantDate""

        Date Exercisable:                       This option may be exercised, in
                                                whole or in part, for 100% of
                                                the Shares subject to this
                                                option at any time after the
                                                Date of Grant.

        Vesting Commencement Date:              ""VestComDate""

        Vesting Schedule:                       The Right of Repurchase shall
                                                lapse with respect to the first
                                                25% of the Shares subject to
                                                this option when the Optionee
                                                completes 12 months of
                                                continuous Service after the
                                                Vesting Commencement Date. The
                                                Right of Repurchase shall lapse
                                                with respect to an additional
                                                2.0833% of the Shares subject to
                                                this option when the Optionee
                                                completes each month of
                                                continuous Service thereafter.

        Expiration Date:                        ""ExpireDate""

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1998 Stock Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                                       EQUINIX, INC.


_________________________________               By:_____________________________

_________________________________               Title:__________________________
Print Name